Exhibit 3.1

Execution Version

AMENDMENT NO. 2

TO

SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

ENBRIDGE ENERGY PARTNERS, L.P.

April 27, 2017

This Amendment No. 2 (this “Amendment No. 2”) to the Seventh Amended and Restated Agreement of Limited Partnership (as amended, the “Partnership Agreement”) of Enbridge Energy Partners, L.P. (the “Partnership”) is entered into by and among Enbridge Energy Company, Inc., a Delaware corporation (the “General Partner”), as general partner of the Partnership, and the Limited Partners, together with any other Persons who become Partners in the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

RECITALS

WHEREAS, Section 15.1(d)(i) of the Partnership Agreement provides that each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of the Partnership Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect, a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect;

WHEREAS, acting pursuant to the power and authority granted to it under Section 15.1(d)(i) of the Partnership Agreement, the General Partner has determined that the following amendments to the Partnership Agreement do not require the approval of any Limited Partner under such section.

NOW THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:

Section 1.          Amendments. Section 4.15(k) of the Partnership Agreement is hereby amended and restated to read in its entirety:

“Distributions, Combinations and Subdivisions; Other Adjustments of Class D Units. Notwithstanding anything in Section 4.11 to the contrary and except as provided in Section 4.15(j), the Partnership will not (i) make a distribution on Class D Units in additional Class D Units, (ii) subdivide or split its outstanding Class D Units into a greater number of Class D Units, (iii) combine or reclassify its Class D Units into a smaller number of Class D Units, or (iv) unless otherwise consented to in writing by the holders of a majority of the Outstanding Class D Units and a majority of the independent directors (as defined by the National Securities Exchange on which the Class A Common Units are then traded) of the Board of Directors of EEM, until such date as the Maximum Permitted Delegation is terminated in accordance with the Delegation and Control Agreement, and thereafter by a majority of the independent directors (as defined by the National Securities Exchange on which the Class A Common Units are then traded) of the Board of Directors of the General Partner, (A) issue by reclassification of its Class D Units any Partnership Securities (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or (B) enter into or consummate any other transaction similar to those in clauses (i) through (iv) of this Section 4.15(k).”

Section 2.          Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

Section 3.          Governing Law. This Amendment No. 2 will be governed by and construed in accordance with the laws of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the General Partner and the Limited Partners have executed this Amendment No. 2 as of April 27, 2017.

GENERAL PARTNER:

ENBRIDGE ENERGY COMPANY, INC.

By:	/s/MARK A. MAKI
Name:	Mark A. Maki
Title:	President and Principal Executive Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By:	Enbridge Energy Company, Inc., General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4 of the Partnership Agreement.

By:	/s/MARK A. MAKI
Name:	Mark A. Maki
Title:	President and Principal Executive Officer

[Signature page to Amendment No. 2 to EEP Seventh A&R Partnership Agreement]